Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Compass, Inc. of our report dated March 1, 2021, except for the effects of the stock split discussed in Note 16 as to which the date is March 19, 2021, relating to the financial statements, which appears in Compass, Inc.’s Registration Statement on Form S-1, as amended (No. 333-253744).

/s/ PricewaterhouseCoopers LLP

New York, New York

April 1, 2021